EXHIBIT 10.1
ESCROW AGREEMENT

THIS ESCROW AGREEMENT is made and entered into on June 4, 2013 (this “Agreement”) by and among Novus Robotics, Inc. f/k/a Ecoland International, Inc., a Nevada corporation (“Novus”), D Mecatronics Inc., a Delaware corporation (the “Nominee Shareholder”), D&R Technology Inc. (the “Company”) and Manhattan Transfer Registrar Co., as escrow agent (the “Escrow Agent”).

WHEREAS, as described in the filings made by Novus with the Securities and Exchange Commission, Novus issued an aggregate of 59,000,000 shares of common stock to the shareholders of the Company pursuant to a certain Share Exchange Agreement dated January 27, 2012;

WHEREAS, 16,520,000 shares of Novus (the “Shares”) were issued to the Nominee Shareholder to hold the Shares for the benefit of the shareholders of the Company;

WHEREAS, Novus, the Company and the Nominee Shareholder desire to appoint the Escrow Agent to maintain possession of the Shares, all on the terms and conditions provided for herein;

NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties hereto do agree as follows:

1. Establishment of Escrow. Simultaneous with the execution and delivery of this Agreement, the Nominee Shareholder shall deposit with the Escrow Agent stock certificate(s) representing the Shares. From the date hereof until the Shares are released in accordance with Section 2 below, neither the Nominee Shareholder nor the Escrow Agent shall be entitled to exercise any voting and/or other rights or powers with respect to the Shares. Any dividends or other distributions made on or in respect of the Shares shall be held by the Escrow Agent and shall, automatically and without any action on the part of any party, be deemed to constitute part of the Shares and shall be retained by the Escrow Agent in accordance with the terms of this Agreement.

2. Release of the Shares. Novus and the Company shall use their best efforts to create a shareholder list (the “Shareholder List”) indicating each record owner of the Shares, including the respective names, addresses and employee identification number or social security number of each such shareholder. The Escrow Agent shall release the Shares to each of the persons indicated on the Shareholder List when the Escrow Agent is satisfied that the Shareholder List contains the information it needs to issue the Shares to the respective individual shareholder of Novus.

3. Termination and Amendment. This Agreement shall remain in effect until the Shares are delivered in accordance herewith; provided that any Escrow Agent hereunder who resigns in accordance with the terms hereof shall no longer be bound by this Agreement, but this Agreement shall remain in effect, notwithstanding such resignation. No amendment or modification to this Agreement shall be in force or effect unless signed by all the parties hereto.

4. Liability of the Escrow Agent.

(a) The Escrow Agent may act or refrain from acting in respect of any matter covered by this Agreement in its sole discretion or in full reliance upon and with the advice of counsel which may be selected by it, and shall be fully protected in so acting or in refraining from acting upon the advice of such counsel. Furthermore, the Escrow Agent may rely and shall be protected in acting upon any writing that may be submitted to it in connection with its duties hereunder without determining the genuineness, authenticity or due authority from any such writing or the person signing same and shall have no liability or responsibility with respect to the form, content or validity thereof.

(b) The Escrow Agent is hereby authorized to comply with and obey all orders, judgments, decrees or writs entered or issued by any court, and in the event the Escrow Agent obeys or complies with any such order, judgment, decree or writ, in whole or in part, it shall not be liable to Novus, the Company, the Nominee Shareholder or any affiliate thereof, or any other person or entity, by reason or such compliance, notwithstanding that it shall be determined that any such order, judgment, decree or writ be entered without jurisdiction or be invalid for any reason or be subsequently reversed, modified, annulled, satisfied or vacated.

(c) Should any controversy arise between or among the Escrow Agent and any other person or entity with respect to this Agreement, or with respect to the ownership of or the right to receive the Shares, the Escrow Agent shall have the right to institute a plea of interpleader in any court of competent jurisdiction to determine the rights of the parties. Should a plea of interpleader be instituted, or should the Escrow Agent become involved in litigation in any manner whatsoever connected with or pertaining to this Agreement or the Shares, Novus hereby agrees to pay the Escrow Agent, on demand, in addition to any charge made hereunder for acting as escrow agent, attorneys’ fees incurred by the Escrow Agent, and any other disbursements, expenses, losses, costs, and damages in connection with or resulting from such controversy.

5. Indemnification. Each of Novus, the Company, the Nominee Shareholder, jointly and severally, hereby agree to indemnify and hold the Escrow Agent harmless from and against any and all claims, loses, liabilities, costs, damages, fees, charges, and expenses (including attorneys’ fees and expenses) which the Escrow Agent may incur or sustain by reason of its acting as the Escrow Agent under this Agreement, unless same shall result from the fraud or gross negligence of the Escrow Agent.

6. Incapacity or Resignation of the Escrow Agent. In the event of the incapacity or resignation of the Escrow Agent, the parties hereto shall appoint a successor Escrow Agent within 10 days following such incapacity or resignation. Notwihtstanding anything contained herein to the contrary, the Escrow Agent may resign upon sending notification thereof to the parties. If the parties shall fail to appoint a successor Escrow Agent within such 10 day period, any party can thereupon deposit the Escrow Shares into the registry of a court of competent jurisdiction, and seek to have a successor escrow agent appointed by such court. Any substitute Escrow Agent appointed hereunder shall possess and exercise all powers and authority herein conferred on the original Escrow Agent, unless the court otherwise decrees in the order of appointment. Further, any successor Escrow Agent shall receive such compensation as such court may determine. The parties hereto intend that a substitute Escrow Agent will be appointed to fulfill the duties of the Escrow Agent hereunder for the remaining term of this Agreement in the event of the Escrow Agent’s incapacity or resignation, and the parties will use their best efforts to promptly appoint a substitute Escrow Agent who shall be bound by the terms and provisions of this Agreement.

7. Escrow Agent Fees and Expenses. In consideration of the services provided by the Escrow Agent in the performance of its duties hereunder, the Escrow Agent shall charge a onetime administrative fee of $1,750.00 payable in advance upon execution of this Agreement, and shall be entitled to be reimbursed for its customary fees and charges for its services rendered in connection with the disbursement of the Shares and any delivery charges or other out of pocket expenses incurred in connection therewith. Novus acknowledges its obligation to pay all fees, expenses and other amounts owed to the Escrow Agent pursuant to this Agreement. In the event that it should become necessary for any party entitled hereunder to bring suit against any other party for enforcement of the covenants contained herein, the parties hereby covenant and agree that the party who is found to be in violation of this Agreement shall also be liable to the other parties for all attorneys’ fees and costs of court incurred by such other parties.

8. Benefit. The terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted assigns.

9. Notices. All notices or other communications required or permitted hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (i) if by personal delivery, when so delivered, (ii) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth on the signature page hereto, or (iii) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent to the address of the intended recipient as set forth on the signature page hereto. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

10. Construction. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. In addition, the pronouns used in this Agreement shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

11. Waiver. No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

12. Representations, Warranties and Agreements to Survive. All indemnity agreements set forth in this Agreement, as well as all representations, warranties, covenants and other agreements set forth in this Agreement shall remain operative and in full force and effect at the termination of this Agreement, and any successor of the parties shall be entitled to the benefit of the respective representations, warranties and agreements made herein.

13. Cumulative Rights. The rights and remedies contained in this Agreement shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

14. Invalidity. In the event any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

15. Headings. The headings used in this Agreement are for convenience and reference only and in no way define, limit, amplify or describe the scope or intent of this Agreement, and do not effect or constitute a part of this Agreement.

16. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of laws provisions thereof.

17. Entire Agreement. This instrument contains the entire understanding of the parties with respect to the subject matter hereof, and may not be changed orally, but only by an instrument in writing signed by each of the parties hereto.

18. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile transmission or other electronic transmission of this signed Agreement shall be legal and binding on all parties hereto.

Remainder of Page Intentionally Omitted; Signature Pages to Follow

IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be executed as of the day and year first above written.

MANHATTAN TRANSFER REGISTRAR CO.

By: ___________________________________________

Name: _________________________________________

Title: __________________________________________

NOVUS ROBOTICS INC.

By: ___________________________________________

Name: _________________________________________

Title: __________________________________________

D MECATRONICS

By: ___________________________________________

Name: _________________________________________

Title: __________________________________________

D&R TECHNOLOGY INC.

By: ___________________________________________

Name: _________________________________________

Title: __________________________________________